EXHIBIT 2




                       SURF GROUP INC. SPIN OFF AGREEMENT
                         WITH PREDECESSOR J ESPO'S INC.

                     SURF GROUP INC SPIN OFF AGREEMENT WITH
                           PREDECESSOR J ESPO'S INC.

                              ASSIGNMENT AGREEMENT

     In consideration of good and valuable consideration, receipt of which is hereby acknowledged between J Espo's Inc. and Surf Group Inc. on December 5, 2000, or such other extended time as Surf Group Inc. shall deem desirable. All assets, liabilities, an the on-going business operations of J Espo's Inc. Retail and Wholesale Divisions, wherever located and of every nature and description be and the same hereby are transferred and assigned to Surf Group Inc., a New York domestic business corporation, and as soon as practicable after the closing of an Agreement and Plan of Reorganization, and compliance with or exemption from applicable laws, rules, and regulations concerning the public issuance of securities, one share of common stock of Surf Group Inc., on a one to one basis, shall be issued to each and every shareholder of record of J Espo's Inc. as of December 18, 2000.


Dated:   East Hampton, New York
         December 05, 2000

                                            J Espo's Inc

                                            By:  /s/  Jeffrey R. Esposito
                                            -----------------------------------
                                                      Jeffrey R. Esposito
                                                      President


ACCEPTED AND AGREED:

Surf Group Inc.


BY:  /s/  Jeffrey R. Esposito
----------------------------------
          Jeffrey R. Esposito, President

                            Declaration of Dividend
                                (Spinoff) lOb-17

                              MILLING LAW OFFICES

                      Members New Jersey and New York Bars

115 River Road                                     Telephone  201-313-1600
Building No. 12, Suite 1205                        Telecopier 201-313-7249
Edgewater, N.J.  07020-1068                        E-mail Johnlaw@compuserve.com



                                                   December 5, 2000
National Association of Securities Dealers, Inc.
Market Data Intergrity
1735 K Street NW
Washington, DC  20006

                                Re:   J. Espo's Inc.
                                      Commission File No.  24-2212
                                      Pink Street LLC
                                      Declaration of dividend (spinoff)

Dear Sires and Mesdames:

     In behalf of J Espo's Inc. (the Company) and pursuant to the requirements of Rule 10b17 (the "Rule") of the General Rules and Regulations of the Securities and Exchange Commission, we advise you that, on December 5, 2000, the Company declared a dividend payable in stock of three corporations other than the Company, i.e. a spinoff. The disclosure required by the Rule is as follows:

(i)      Title of the security to
         which the dividend relates:                    Common stock

(ii)     Date of declaration:                           December 5, 2000

(iii)    Record date for determing
         holders to receive dividend:                   December 18, 2000

(iv)     Date of payment of dividend:                   January 2, 2001

(v)      Information with respect to the
         dividend:

         Type of dividend:     Common stock of the following New York corporate
                               subsidiaries of the Company (the "Subsidiaries"):

                                       Surf Group Inc.  (4,710,250 shares)
                                       Sun & Surf Inc.  (4,710,250 Shares)
                                       JRE Inc.         (4,710,250 shares)

                              MILLING LAW OFFICES


National Association of
Securities Dealers Inc.
December 5, 2000
Page 2

          Amount of dividend payment per share:      One share of common stock
                                                     of each of the Subsidiaries

          b)   Amount of securities of the Company
               of the class to be outstanding
               immediately prior to and immediately
               following the dividend:               4,710,250 shares


               Dividend rate:                        One share of common stock
                                                     of each of the
                                                     Subsidiaries.

          (c)  Payment in other securities of the
               same issuer:                          None

          (d)  Payment in securities of another
               issuer:                               One share of common stock
                                                     of each of the
                                                     Subsidiaries.

          (e)  Payment in any other property than
               cash:                                 One share of common stock
                                                     of each of the
                                                     Subsidiaries.


(vi)   Method of setliement of fractional
       intereste:                                    Not applicable

(vii)  Details of governmental or other
       conditions to bo satisfied:                   None - intrastate
                                                     statutory exemption

(viii) Additional information as to forward
       or reverse stock splits:                      Not applicable

(ix)   Name and address of transfer
       (and paying) agent:                           American Registrar and
                                                     Transfer Co., 342 East 900
                                                     South, Salt Lake City Utah
                                                     84111

       Thank you for your attention to this matter.


                                            Sincerely,


                                            By:  /s/  John L. Milling
                                            -----------------------------------
                                                      John L. Milling


JLM/jds


cc:      Jeffrey Esposito, President
         J.Espo's Inc.



                                                   Prepared by American Registrar & Transfer Co.

J ESPO'S INC                         COMMON                             Date Printed: 12/19/2000

     Ownership Register as of:  December 18, 2000                                     Page No. 1


     Name                       Certificate      Shares      Issued       Restricted     Stopped
     ----                       -----------      ------      ------       ----------     -------
ANTHONY BASCIANO
& CAROL BASCIANO JTTEN
199 5TH AVENUE                      103           2,000.    07/06/2000    07/06/2000
HOLTSVILLE, NY 11742
                                  Total:          2,000.


CHARLOTTE M CARAMAN~CO
P0 BOX 2027                         157           1,000.    07/12/2000
MONTAUK, NY 11954
                                  Total:          1,000.


CEDE & Co
BOX #20                             170          30,000.    11/27/2000
BOWLING GREEN STATION               171             800.    12/05/2000
NEW YORK, NY 10004
13-2555119                        Total:         30,800.


KENNETH C DOLLMAN
3 ASPEN STREET                      101          60,000.    07/06/2000    07/06/2000     10/05/2000
PRT JEFFERSON STATN, NY 11776
                                  Total:         60,000.


ANNA E ESPOSITO                     105           6,000.    07/06/2000    01/06/2000
39 EASTVIEW RD                      132           1,000.    07/1212000
LAKE RONKONKOMA, NY 11779
                                  Total:          7,000.


BRIAN ESPOSITO                      106          26,OOO.    07/06/2000    07/06/2000
916 BENEDICT STREET                 179           7,000.    12/18/2000
BOHEMIA, NY 11716                   180           2,000.    12/18/2000

                                   Total:         35,000.


CHRJSTINE ESPOSITO                  107           4,000.    07/0612000    07/06/2000
916 BENEDICT STREET                 181           1,600.    12/18/2000
BOHEMIA, NY 11716                   182           1,400.    12/1812000

                                  Total:          7,000.


DIANA ESPOSITO                      173          20,000.    12/18/2000    07/06/2000

                                  Total:         20,000.


JAMES W ESPOSITO                     108          3,000.    07/06/2000    07/06/2000
2105 DONNA AVE                       135          3,000.    07/12/2000
ENDICOTT, NY 13760
                                  Total:          6,000.




J ESPO'S INC                         COMMON                            Date Printed: 12/19/2000

     Ownership Register as of:  December 18, 2000                                    Page No. 2


     Name                       Certificate      Shares      Issued       Restricted     Stopped
     ----                       -----------      ------      ------       ----------     -------
JAMES W ESPOSITO
CUST FBO KYLE P ESPOSITO             109          2,000.    07/06/2000    07106/2000
2105 DONNA AVE                       163          2,000.    07/21/2000
ENDICOTT, NY 13760
                                   Total:         4,000.


JAMES W ESPOSITO
CUST FBO SARAH E ESPOSITO            110          2,000.    07/06/2000    07/06/2000
2105 DONNA AVE                       164          2,000.    07/21/2000
ENDICOTT, NY 13760
                                   Total:         4,000.


JAMES W ESPOSITO
CUST FBO TAYLOR ESPOSITO             111          2,000.    07/06/2000    07/06/2000
2105 DONNA AVE                       165          2,000.    07/21/2000
ENDICOTT, NY 13760
                                   Total:         4,000.


JAY ESPOSITO                         112          4,000.    07/06/2000    07/06/2000
39 EASTVIEW RD                       177          1,200.    12/18/2000
LAKE RONKONKOMA, NY 11779            178            800.    12/18/2000

                                   Total:         6,000.


JEFFREY R ESPOSITO
63 HALSEY STREET                     174      3,940,250.    12/18/2000    07/06/2000
SOUTH HAMPTON, NY 11968
                                   Total:     3,940.250.


JERRY A ESPOSITO
910 BENEDICT ST                      113         24,000.    07/06/2000    07/06/2000
BOHEMIA, NY 11716
                                   Total:        24,000.


JERRY A ESPOSITO
& BRIAN ESPOSITO JTTEN
916 BENEDICT STREET                  104          4,000.    07/06/2000    07/06/2000
BOHEMIA, NY 11716
                                   Total:         4,000.


JOEL ESPOSITO                        114          2,000.    07/06/2000    07/06/2000
39 EASTVIEW RD                       175          1,200.    12/18/2000
LAKE RONKONKOMA, NY 11779            176            800.    12/18/2000

                                   Total:         4,000.


KATHLEEN M ESPOSITO                  115          3,000.    07/06/2000    07/06/2000
2105 DONNA AVE                       142          3,000.    07/12/2000
ENDICOTT, NY 13760
                                   Total:         6,000.




J ESPO'S INC                         COMMON                            Date Printed: 12/19/2000

     Ownership Register as of:  December 18, 2000                                    Page No. 3


     Name                       Certificate      Shares      Issued       Restricted     Stopped
     ----                       -----------      ------      ------       ----------     -------
MARGARET A ESPOSITO
711 CHESTER RD                       116          6,000.    07/06/2000    07/06/2000
SAYVILLE, NY 11782                   143          1,000.    07/12/2000

                                   Total:         7,000.


JERRY A ESPOSTIO
CUST FBO JAKE ESPOSITO UGMA          158         10,000.    07/12/2000
910 BENEDICT ST                      172         40,000.    12/18/2000    07/06/2000
BOHEMIA, NY 11716
                                   Total:        50,000.


BARBARA A FORSTER                    117         65,000.    07/06/2000    07/06/2000
32 GOODWIN PL.                       144        100,000.    07/12/2000
NORTHPORT, NY 11768
                                   Total:       165,000.


FRANK W FORSTER                      118         69,000.    07/06/2000    07/06/2000
32 GOODWIN PL                        145        100,000.    07/12/2000
NORTHPORT, NY 11768
                                   Total:       169,000.


AIDA HERNANDEZ
1961 HAVILAND AVE                    162            500.    07/12/2000
BRONX, NY 10472
                                   Total:           500.


BERNICE HERNANDEZ
1961 HAVILAND AVE                    161            500.    07/12/2000
BRONX, NY 10472
                                   Total:           500.


KADING COMPANIES
CJO ESPO'S INC.
57 MAIN STREET                       119         50,000.    07/06/2000    07/06/2000
EAST HAMPTON, NY 11937
                                   Total:        50,000.


KEVIN KADING
& LAURETTE KADING
450 OCEAN TERRACE                    166            200.    07/21/2000
STATEN ISLAND, NY 10301
                                   Total:           200.


JOANN KRISTOFF                       122          4,000.    07/06/2000    07/06/2000
646 CHESTER RD                       146          8,000.    07/12/2000
SAYVILLE, NY 11762
                                   Total:        12,000.


KATHI KRISTOFF                       123         12,000.    07/06/2000    07/06/2000
646 CHESTER RD                       147          2,000.    07/12/2000
SAYVILLE, NY 11782
                                   Total:        14,000.




J ESPO'S INC                         COMMON                            Date Printed: 12/19/2000

     Ownership Register as of:  December 18, 2000                                    Page No. 4


     Name                       Certificate      Shares      Issued       Restricted     Stopped
     ----                       -----------      ------      ------       ----------     -------
KATHI KRISTOFF
& TRACY KRISTOFF JTTEN               120          4,000.    07/06/2000    07/06/2000
646 CHESTER RD
SAYVILLE, NY 11782                 Total:         4,000.


LESLIE KRISTOFF                      124          4,000.    07/06/2000    07/06/2000
646 CHESTER RD                       148          8,000.    07/12/2000
SAYVILLE, NY 11782
                                   Total         12,000.


TRACY KRISTOFF                       125         12,000.    07/06/2000    07/06/2000
646 CHESTER RD                       149          2,000.    07/12/2000
SAYVILLE, NY 11782
                                   Total:        14,000.


TRACY KRISTOFF
& KATHY KRISTOFF JTTEN               121          4,000.    07/06/2000    07/06/2000
646 CHESTER RD
SAYVILLE, NY 11782                 Total:         4,000.

JEAN E LIBERTI
8 OAK ST                             151            500.    07/12/2000
CENTRAL ISLIP, NY 11722
                                   Total:           500.


JOHN L MILL1NG
115 RIVER ROAD                       102         10,000.    07/06/2000    07/06/2000
BLDNG. 12 STE#1205
EDGEWATER, NJ 07020                Total:        10,000.

BRUCE G MOOR
& KATHLEEN MOOR JTTEN                126          2,000.    07/06/2000    07/06/2000
P0 BOX 1517
RONKONKOMA, NY 11779               Total:         2,000.


KATIE A MOOR
P0 BOX 1517                          127          2,000.    07/06/2000    07/06/2000
RONKONKOMA, NY 11779
                                   Total:         2,000.


KIMBERLY MOOR
P0 BOX 1517                          128          2,000.    07/06/2000    07/06/2000
RONKONKOMA, NY 11779
                                   Total:         2,000.


ELLEN PASTER
30 MAIN STREET                       129          4,000.    07/06/2000    07/06/2000
SOUTHHAMPTON, NY 12968
                                   Total:         4,000.



J ESPO'S INC                         COMMON                            Date Printed: 12/19/2000

     Ownership Register as of:  December 18, 2000                                    Page No. 5


     Name                       Certificate      Shares      Issued       Restricted     Stopped
     ----                       -----------      ------      ------       ----------     -------
LOUIS PEDROGO
1961 HAVILAND AVE                    160          2,000.    07/12/2000
BRONX, NY 10472
                                   Total:         2,000.


DIANA ROSSETTI
63 ELM AVE                           130         14,000.    07/06/2000    07/06/2000
FLORAL PARK, NY 11001
                                   Total:        14,000.


JANE ROSSETTI
63 ELM AVE                           152          1,000.    07/12/2000
FLORAL PARK, NY 11001
                                   Total:         1,000.


KATE ROSSETTI                        131          2,000.    07/06/2000    07/06/2000
63 ELM AVE                           150          2,500.    07/12/2000
FLORAL PARK, NY 11001
                                   Total:         4,500.


MIRTA VARGAS
3259 GIEGERICH PLACE                 159          1,000.    07/12/2000
BRONX, NY 10465
                                   Total:         1,000.






                   TOTAL SHAREHOLDERS:                 43.
                   TOTAL SHARES:                4,710,250.
                   TOTAL RESTRICTED SHARES:     4,410,250.
                   TOTAL CERTIFICATES:                 67.


                        Opinion Letter of Exemption from
                               State Registration

                              MILLING LAW OFFICES

                      Members New Jersey and New York Bars

115 River Road                                     Telephone  201-313-1600
Building No. 12, Suite 1205                        Telecopier 201-313-7249
Edgewater, N.J.  07020-1068                        E-mail Johnlaw@compuserve.com



                                                   December 21, 2000

Richard Day, President
American Registrat & Transfer Co.
342 East 900 South
Salt Lake City, UT  84111

                       Re:  J. Espo's Inc.  Spinoff of wholly owned subsidiaries


Dear Mr. Day:

     We have been advised by our client, J. Espo's Inc. (the "Company") that they intend to spinoff to their common stockholders, which all of the outstanding shares of three of the Company's wholly-owned subsidiaries, viz, Surf Group Inc., Sun & Surf Inc. and JRE Inc. The spinoffs will be each be in the number of shares outstanding in the Company and, accordingly, will be made on a share-for-share basis. We have been requested by the Company to provide you with an opinion with respect to the availabity of an exemption from federal and state registration of the spinoffs. The spinoffs will be made based upon a record date of December 18, 2000 at which time there were approximately 43 shareholders of the Company.

     We note that each of the shareholders of the Company are residents of and are domiciled in the State of New York as is the Company and each of the three corporations whose stock is to be spun off. The distributions made by the three spinoffs will therefore be made on an intrastate basis and will therefore be exempt from federal registration the intrastate exemption from registration found in Section 3(a)(11) of the Securities Act of 1933, as amended, and Rule 147 promulgated thereunder.

     With respect to exemption from state registration of the spinoffs, New York Blue Sky Regulations on Exempted Offerings, Section 80.9, provides that small offerings to a related group, as defined in the regulations are automatically exempted without application. Section 80.1 (j)(3) defines a related group as "(a) group where a family or long time business or personal relationship exists between one or more of the promoters and each and every member of the group".
Section 80.1(j)(5) defines a small offering as "(an) offering which seeks to raise no more than $40,000. not including the personal investment of the promoters". In the instant matter, the shareholders of the Company are for the most part family related and those who are not are either personal friends or long-time business associates. The distribution is without cost of any kind to the recipients of the spun-off stock and accordingly, no sums or other consideration of any kind is being raised.

                              MILLING LAW OFFICES


Richard Day, President
December 21, 2000
Page 2

         Under the circumstances it is our opinion, and we so advise, that the spinoffs in question may lawfully be made without state of federal registration of the distributed securities.



                                            Sincerely,


                                            MILLING LAW OFFICES


                                            By:  /s/  John L. Milling
                                            ----------------------------------
                                                      John L. Milling






JLM/ rab